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                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                       THE GOODYEAR TIRE & RUBBER COMPANY

                       $400,000,000 Senior Notes due 2015

                               Purchase Agreement

                                                                   June 20, 2005

Citigroup Global Markets Inc.
as representative of the several
           Purchasers listed on Schedule I hereto
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

      The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $400,000,000 principal amount of the 9.00% Senior Notes due 2015 (the "Securities"). The Securities will be issued pursuant to an indenture (the "Indenture") to be dated as of June 23, 2005, among the Company, the subsidiary guarantors signatory hereto (the "Subsidiary Guarantors") and Wells Fargo Bank, N.A., as trustee (the "Trustee") and will be guaranteed on an unsecured senior basis by each of the Subsidiary Guarantors (the "Guarantees"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum (as defined below).

      The sale of the Securities to the Purchasers will be made without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act.

      1. The Company and each of the Subsidiary Guarantors jointly and severally represent and warrant to, and agree with, each of the Purchasers that:

            (a) A preliminary offering memorandum, dated June 20, 2005 (the "Preliminary Offering Memorandum") and an offering memorandum, dated June 20, 2005 (the "Offering Memorandum", in each case including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and the Current Reports on Form 8-K filed on January 3, January 14, February 23, February 25, February 28, March 2, March 8, March 18, April 14, April 19, April 27, May 3 and June 20, 2005 each of which are incorporated by reference in and made a part of the Preliminary Offering Memorandum and the Offering Memorandum), have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include the Company's

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      most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K filed on or after January 1, 2005) on or prior to the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, prior to such specified date (excluding information furnished under Item 2.02 or 7.01 of any current report on Form 8-K); and all documents filed under the Exchange Act and so deemed to be included or incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports". The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform, as the case may be, in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Memorandum or the Offering Memorandum and any amendments or supplements thereto insofar as such amendments or supplements are incorporated into the Offering Memorandum and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to, and the Company makes no representation or warranty with respect to, any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Citigroup Global Markets Inc. expressly for use therein;

            (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as set forth or contemplated in the Offering Memorandum; and, since the respective dates as of which information is given in the Offering Memorandum, there has not been any change in the capital stock (other than issuances pursuant to equity incentive plans) or increase in long-term debt of the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Offering Memorandum. As used in this Agreement, a "subsidiary" of any person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of

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      shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by: (i) such person,
      (ii) such person and one or more subsidiaries of such person or (iii) one or more subsidiaries of such person.

            (c) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Offering Memorandum or (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) such as could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a "Material Adverse Effect") or (iv) "Permitted Liens" as defined in the Indenture; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole in any material respect;

            (d) The Company and its subsidiaries own, license or otherwise possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own, license or otherwise possess such rights would not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any respect with any such rights of others, and the Company and, to the best of the Company's knowledge, its subsidiaries, have not received written notice of any claim of infringement of or conflict with any such rights of others, except in each case such conflicts or infringements that, if adversely determined against the Company or any of its subsidiaries, would not reasonably be expected to have a Material Adverse Effect.

            (e) The financial statements and the related notes thereto included or incorporated by reference in the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, in each case, on a consolidated basis; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

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            (f) Since the date of the latest audited financial statements of the
      Company included or incorporated by reference in the Offering Memorandum, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, other than as set forth in the Company's filings with the Commission incorporated into the Offering Memorandum or the Offering Memorandum.

            (g) Each of the Company and the Subsidiary Guarantors has been duly organized and is validly existing and in good standing under the laws of their respective jurisdictions of organization, with all requisite power and authority (corporate and other) necessary to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability that is material to the Company and its subsidiaries taken as a whole by reason of the failure to be so qualified or in good standing in any such jurisdiction;

            (h) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or other equity interests of each significant subsidiary (for purposes of this Section, as defined in Rule 1.02 of Regulation S-X under the Exchange
      Act) of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in the Offering Memorandum) the capital stock or other equity interests of each Subsidiary Guarantor and each significant subsidiary is owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party other than those which are "Permitted Liens" as defined in the Indenture. Except as described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company or any of its significant subsidiaries;

            (i) Each of the Company and the Subsidiary Guarantors has full right, corporate or limited liability company power, as applicable, and authority to execute and deliver, as applicable, this Agreement, the Securities, the Indenture (including each Guarantee set forth therein), the Exchange Securities (as defined in the Indenture) (including the related guarantees) and the Registration Rights Agreement dated as of the Closing Date among the Company, the Subsidiary Guarantors and the Purchasers therein (the "Registration Rights Agreement" and together with this Agreement, the Securities, the Exchange Securities (including the related guarantees) and the Indenture (including each Guarantee set forth therein), the "Transaction Documents") and to perform their respective obligations hereunder and thereunder; and all corporate or limited liability

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      company action, as applicable, required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

            (j) The Indenture has been duly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles regardless of whether considered in a proceeding in equity or at law (collectively, the "Enforceability Exceptions"), and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission applicable to an indenture qualified thereunder;

            (k) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Subsidiary Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

            (l) On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed, authenticated, issued and delivered in accordance with the Indenture and the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Subsidiary Guarantors, as guarantor, enforceable against the Company and each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

            (m) This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable

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      law and public policy. There are no other persons with registration rights or similar rights to have any securities of the Company or the Subsidiary Guarantors ((i) other than the Securities, (ii) the Company's 11% Senior Secured Notes due 2011 and Senior Secured Floating Rate Notes due 2011 (collectively, the "Senior Secured Notes") and (iii) the Company's 4.00% Convertible Senior Notes due 2034 (the "Convertible Notes") offered and sold in reliance on Rule 144A under the Securities Act) registered under a registration statement filed under the Securities Act;

            (n) Each Transaction Document conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

            (o) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities as described in the Offering Memorandum) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

            (p) Prior to the date hereof, neither the Company nor any of its affiliates (as defined in Rule 144 under the Securities Act) has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

            (q) The execution, delivery and performance by each of the Company and the Subsidiary Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees) and the compliance by each of the Company and the Subsidiary Guarantors with all of the provisions of the Transaction Documents, and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any of the Subsidiary Guarantors or (iii) result in any violation of any law or statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (i) and
      (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and resale of the Securities by the Purchasers and (ii) the

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      filing of a registration statement pursuant to the Securities Act by the
      Company with the Commission pursuant to the Registration Rights Agreement;

            (r) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws, (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), for any default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (s) The statements set forth in the Offering Memorandum under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities and the Guarantees, and under the caption "Certain United States Federal Income Tax Considerations", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

            (t) Other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject, which would be required to be disclosed in the Company's Annual Report on Form 10-K if such report were filed on the date hereof; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (u) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

            (v) The Company is subject to Section 13 or 15(d) of the Exchange
      Act;

            (w) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities, none of them will be an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

            (x) Neither the Company, nor any person acting on its or their behalf (other than the Purchasers, or any persons acting on their behalf, as to which no representation is made), has (i) offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (ii)

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      engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S"), and all such persons have complied with the offering restrictions requirement of Regulation S;

            (y) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

            (z) PricewaterhouseCoopers LLP, who have certified certain consolidated financial statements of the Company and its consolidated subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder;

            (aa) The Company and its subsidiaries have paid all federal, state, local and foreign taxes (except for such taxes that are not yet delinquent or that are being contested in good faith and by proper proceedings) and filed all tax returns required to be paid or filed through the date hereof, except in each case where the failure to pay or file would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Offering Memorandum or as would not reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets;

            (bb) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Offering Memorandum or as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course;

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            (cc) Except as described in the Offering Memorandum, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, in each case that would be reasonably expected to have a Material Adverse Effect;

            (dd) The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws");
      (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (ee) Except as would not reasonably be expected to have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates is in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or
      Section 302 of ERISA, except as set forth in the Preliminary Offering Memorandum or the Offering Memorandum, the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, and no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived;

            (ff) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The foregoing is subject to the disclosures set forth in Note 2 to the Financial Statements and Item 9A, in each case, of the Company's Annual Report on Form 10-K for the fiscal year

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      ended December 31, 2004, and Item 4 of the Company's Quarterly Report on
      Form 10-Q for the quarter ended March 31, 2005;

            (gg) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary among companies of established reputation engaged in the same or similar businesses and operating in the same or similar locations; and neither the Company nor, to the best of the Company's knowledge, any of the Company's subsidiaries, has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

            (hh) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

            (ii) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) (which liabilities are calculated for purposes of this representation in the manner used in the preparation of the Company's consolidated financial statements) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business (assuming the ability to refinance existing obligations in the normal course of business); (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature (assuming the ability to refinance existing obligations in the normal course of business); and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged;

            (jj) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D of the Securities Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act; and

            (kk) Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3 and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Purchasers, the offer, resale and delivery of the Securities by the Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

      2. On the basis of the representations and warranties contained herein and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.75% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

      3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Purchaser hereby represents and warrants to, and agrees with the Company that:

      (a) It has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities except (i) to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A and (ii) to persons who are not U.S. persons, who are not purchasing for the account or benefit of a U.S. person (other than a distributor) and who are purchasing Securities in an offshore transaction in accordance with Regulation S and in accordance with the restrictions set forth in Annex I hereto. Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take whatever action is required to permit its purchase and resale of the Securities in such jurisdiction;

      (b) It is an institutional accredited investor within the meaning of Rule 501(a) under the Securities Act;

      (c) Neither it nor any person acting on its behalf has or will (i) offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S;

      (d) It acknowledges that the Securities have not been registered under the Securities Act and may not be sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

      4. The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the applicable Securities to Citigroup Global Markets Inc., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company in New York Clearing House (same day) funds, by causing DTC to credit the Securities to the account of Citigroup Global Markets Inc. at DTC. The Company will cause the form of certificates representing the applicable Securities to be made available to Citigroup Global Markets Inc. for checking at least twenty-four hours prior to the Closing Date at the office of DTC or its designated custodian (the "Designated Office"). Delivery of and payment for the Securities shall be at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019 (the "Closing Location") at 9:30 a.m., New York City time, on June 23, 2005 or such other time and date as Citigroup Global Markets Inc. and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date".

      5. The Company and each of the Subsidiary Guarantors, jointly and severally, agree with each of the Purchasers:

      (a) To prepare the Offering Memorandum in a form reasonably approved by you; to make no amendment or any supplement to the Offering Memorandum which shall be reasonably disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

      (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the offering and resale of the Securities, provided that in connection therewith the Company shall not be required (i) to qualify as a foreign corporation, (ii) to file a general consent to service of process in any jurisdiction or (iii) to take any action that would subject itself to taxation in any jurisdiction if it is not otherwise so subject;

      (c) To furnish the Purchasers with written and electronic copies of the Offering Memorandum and each amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if, at any time prior to the earlier of (i) the expiration of nine months after the date of the Offering Memorandum and (ii) completion of the resale of the Securities by the Purchasers, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable (as determined by the Company) during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

      (d) To advise the Purchasers promptly, and confirm such advice in writing,
(i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Offering Memorandum or the initiation or threatening of any proceeding for that purpose and (ii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof;

      (e) During the period beginning from the date hereof and continuing until the date 90 days after the Closing Date, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any debt securities issued or guaranteed by the Company or any of the Subsidiary Guarantors that are substantially similar to the Securities, without your prior written consent;

      (f) Not to be or become, at any time prior to the expiration of two years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

      (g) So long as the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

      (h) To use its commercially reasonable efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc. and for clearance and settlement through the Depository Trust Company;

      (i) Except if such information is available on the website of either the Company or the Commission, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available to its shareholders consolidated unaudited summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

      (j) During a period of two years from the date of the Offering Memorandum, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

      (k) During the period of two years after the Closing Date, not to, and not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act;

      (l) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";

      (m) To not, and not permit any of its affiliates (as defined in Rule 501(b) of Regulation D) to, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act;

      (n) To not, and not permit any of its affiliates or any other person acting on its or their behalf (other than the Purchasers, as to which no covenant is given) (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S; and

      (o) To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

        6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issuance of the Securities and all other expenses in connection with the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing this Agreement, the Guarantees, the Registration Rights Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities;
(iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities;
(vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

      7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Subsidiary Guarantors herein are, as of the date hereof and as of the Closing Date, true and correct, the condition that the Company and the Subsidiary Guarantors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

      (a) Cravath, Swaine & Moore LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated as of the Closing Date with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

      (b) C. Thomas Harvie, Esq., Senior Vice President, General Counsel and Secretary of the Company and Covington & Burling, counsel for the Company, shall have furnished to you their written opinion, dated as of the Closing Date in form and substance satisfactory to you, substantially in the forms set forth in Annex II hereto;

      (c) On the date of the Offering Memorandum prior to the execution of this Agreement and also as of the Closing Date, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, substantially in the form set forth in Annex III hereto;

      (d) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum any loss or interference with the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as set forth or contemplated in the Offering Memorandum, and (ii) since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto on or after the date hereof) there shall not have been any change in the capital stock (other than issuances pursuant to equity incentive plans) or increase in long-term debt of the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or any change, or any development that would reasonably be expected to result in a change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto on or after the date hereof), the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and the Offering Memorandum;

      (e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

      (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or
(v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum;

      (g) The Securities shall have been designated for trading on PORTAL;

      (h) The Company shall have furnished or caused to be furnished to you as of the Closing Date the certificate of an officer of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Subsidiary Guarantors herein at and as of the Closing Date, as to the performance by the Company and the Subsidiary Guarantors of all of their respective obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsections (d) and (e) of this Section and as to such other matters as you may reasonably request; and

      (i) The Purchasers shall have received on the Closing Date a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Subsidiary Guarantors.

      8. (a) The Company and each of the Subsidiary Guarantors, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and each of the Subsidiary Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Citigroup Global Markets Inc. expressly for use therein.

      (b) Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company and each of the Subsidiary Guarantors against any losses, claims, damages or liabilities to which the Company or any of the Subsidiary Guarantors may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

      (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that (i) the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection and (ii) the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

      (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Purchasers on the other from the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers, in each case as set forth herein. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Subsidiary Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

      (e) The obligations of the Company and the Subsidiary Guarantors under this Section 8 shall be in addition to any liability which the Company and the Subsidiaries Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act; and the obligations of the Purchasers under this
Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Subsidiary Guarantors and to each person, if any, who controls the Company within the meaning of the Securities Act.

      9. If any one or more Purchaser shall fail to purchase and pay for any of the Securities agreed to be purchased by such Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Purchasers) the Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Purchaser or the Company. In the event of a default by any Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as Citigroup Global Markets Inc. and the Company shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Company, the Subsidiary Guarantors or any nondefaulting Purchaser for damages occasioned by its default hereunder.

      10. The respective indemnities, agreements, representations and warranties of and certificates delivered by the Company, the Subsidiary Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or the Subsidiary Guarantors, or any officer or director or controlling person of the Company or the Subsidiary Guarantors, and shall survive delivery of and payment for the Securities.

      11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Subsidiary Guarantors shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company and the Subsidiary Guarantors will, jointly and severally, reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Subsidiary Guarantors shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

      12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly as the Purchasers.

      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail or facsimile transmission to Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel; if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Secretary; and if to any Subsidiary Guarantor, shall be delivered or sent by mail, telex or facsimile transmission care of the Company; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Subsidiary Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, the Subsidiary Guarantors and each person who controls the Company the Subsidiary Guarantors or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

      14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

      16. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.

      If the foregoing is in accordance with your understanding, please sign and return to us, one for the Company and each of the Purchasers plus one for each counsel, counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                         Very truly yours,

                                         THE GOODYEAR TIRE & RUBBER
                                         COMPANY,

                                            by /s/ DARREN R. WELLS
                                               ---------------------------------
                                               Name:  Darren R. Wells

                                               Title: Senior Vice President
                                                      Business Development and
                                                      Treasurer

                                         SUBSIDIARY GUARANTORS

                                         BELT CONCEPTS OF AMERICA, INC.,

                                            by /s/ DARREN R. WELLS
                                               --------------------------------
                                               Name:  Darren R. Wells
                                               Title: Vice President


                                         CELERON CORPORATION,

                                            by /s/ DARREN R. WELLS
                                               --------------------------------
                                               Name:  Darren R. Wells
                                               Title: Vice President


                                         COSMOFLEX, INC.,

                                            by /s/ DARREN R. WELLS
                                               --------------------------------
                                               Name:  Darren R. Wells
                                               Title: Vice President


                                         DAPPER TIRE CO, INC.,

                                            by /s/ DARREN R. WELLS
                                               --------------------------------
                                               Name:  Darren R. Wells
                                               Title: Vice President

                                         DIVESTED COMPANIES HOLDING
                                         COMPANY,

                                            By /s/ RONALD J. CARR
                                               -------------------------------
                                               Name:   Ronald J. Carr
                                               Title:  Vice President

                                            By /s/ RANDALL M. LOYD
                                               -------------------------------
                                               Name:   Randall M. Loyd
                                               Title:  Vice President

                                         DIVESTED LITCHFIELD PARK
                                         PROPERTIES, INC.,

                                            By /s/ RONALD J. CARR
                                               -------------------------------
                                               Name:   Ronald J. Carr
                                               Title:  Vice President

                                            By /s/ RANDALL M. LOYD
                                               -------------------------------
                                               Name:   Randall M. Loyd
                                               Title:  Vice President

                                         GOODYEAR CANADA INC.,

                                            by /s/ J.S. COULTER
                                               ---------------------------
                                               Name:   J.S. Coulter
                                               Title:  President

                                            by /s/ D.S. HAMILTON
                                               ---------------------------
                                               Name:   D.S. Hamilton
                                               Title:  Secretary

                                         GOODYEAR FARMS, INC.,

                                            by /s/ DARREN R. WELLS
                                               ---------------------------
                                               Name:   Darren R. Wells
                                               Title:  Vice President

                                         GOODYEAR INTERNATIONAL
                                         CORPORATION,

                                            by /s/ DARREN R. WELLS
                                               ---------------------------
                                               Name:   Darren R. Wells
                                               Title:  Vice President

                                         GOODYEAR WESTERN HEMISPHERE
                                         CORPORATION,

                                            by /s/ DARREN R. WELLS
                                               ---------------------------
                                               Name:   Darren R. Wells
                                               Title:  Vice President

                                         THE KELLY-SPRINGFIELD TIRE
                                         CORPORATION,

                                            by /s/ DARREN R. WELLS
                                               ---------------------------
                                               Name:   Darren R. Wells
                                               Title:  Vice President

                                         WHEEL ASSEMBLIES INC.,

                                            by /s/ DARREN R. WELLS
                                               ---------------------------
                                               Name:   Darren R. Wells
                                               Title:  Vice President

                                         WINGFOOT COMMERCIAL TIRE SYSTEMS, LLC,

                                            By /s/ DARREN R. WELLS
                                               ---------------------------
                                               Name:   Darren R. Wells
                                               Title:  Vice President

                                         WINGFOOT VENTURES EIGHT INC.,

                                            By /s/ RANDALL M. LOYD
                                               ---------------------------
                                               Name:   Randall M. Loyd
                                               Title:  Vice President

Accepted and agreed as of the date first above written:

Citigroup Global Markets Inc.
For itself and on behalf of the
several Purchasers listed
in Schedule I hereto.

by /s/ STEPHEN P. CUNNINGHAM
   ---------------------------
   Name:  Stephen P. Cunningham
   Title: Managing Director

                                   SCHEDULE I

                                                  Principal Amount of
                                                   Securities to be
             Purchasers                                Purchased
             ----------                           -------------------
Citigroup Global Markets Inc...................      $ 84,000,000
BNP Paribas Securities Corp....................      $ 70,000,000
Credit Suisse First Boston LLC.................      $ 70,000,000
Goldman, Sachs & Co............................      $ 70,000,000
J. P. Morgan Securities Inc....................      $ 70,000,000
Calyon Securities (USA) Inc....................      $  9,000,000
Deutsche Bank Securities, Inc..................      $  9,000,000
Natexis Bleichroeder Inc.......................      $  9,000,000
KBC Financial Products USA, Inc................      $  9,000,000
                                                     ------------
Total..........................................      $400,000,000
                                                     ============

                                                                         ANNEX I

           Restrictions on Offers and Sales Outside the United States

      In connection with offers and sales of Securities outside the United
States:

      (a) Each Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

      (b) Each Purchaser, severally and not jointly, represents, warrants and agrees that:

            (i) Such Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

            (ii) None of such Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

            (iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

            (iv) Such Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

      (c) Each Purchaser, severally and not jointly, represents, warrants and agrees that:

            (i) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

            (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Subsidiary Guarantors;

            (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

            (iv) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Netherlands any notes with a denomination of less than EUR50,000 (or its foreign currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions from or exceptions to the prohibition contained in Article 3 of the Dutch Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995) is applicable and the conditions attached to such exemption or exception are complied with; and

            (v) the securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each Purchaser has agreed that it will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

            (vi) a prospectus has not been filed under applicable Canadian legislation (including the applicable securities legislation of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Quebec) in connection with the sale or distribution of the Notes and that it will not sell or otherwise distribute the Notes other than to purchasers who:

      (A) if in the Province of Quebec, is a "sophisticated purchaser" within the meaning of Section 44 of the Securities Act (Quebec), or is a "sophisticated purchaser" within the meaning of Section 45 of the Securities Act (Quebec) purchasing for the portfolio of a person managed solely by it, or is purchasing from a registered dealer with an unrestricted practice Notes with an aggregate acquisition cost to the purchaser of at least Cdn. $150,000;

      (B) if in the Province of Alberta, British Columbia, Manitoba or Saskatchewan, is a person entitled to purchase the Notes without the benefit of a prospectus qualified under the applicable securities legislation because it meets one or more of the criteria for an "accredited investor" as defined in Multilateral Instrument 45-103; or

      (C) if in the Province of Ontario, is a person entitled to purchase the Notes without the benefit of a prospectus qualified under Ontario securities legislation because it meets one or more of the criteria for an "accredited investor" under Ontario securities legislation;

      and, in each such case, any such sale will comply with the applicable securities legislation of the Province in which such Purchaser is located.

                                        3